UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2018

Ohr Pharmaceutical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-88480	46-5622433
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

800 Third Avenue, 11th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 682-8452
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.01.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2018, Ohr Pharmaceutical, Inc (the “Company”) received a written notice from The NASDAQ Stock Market LLC (“Nasdaq”) that the Company has been granted an additional 180 calendar days, or until February 19, 2019, to regain compliance with the minimum $1.00 bid price per share requirement of the Listing Rules of Nasdaq (“Written Notice”).

As previously reported on a Current Report on Form 8-K filed on February 21, 2018 with the Securities and Exchange Commission, on February 20, 2018, the Company received a written notification from Nasdaq that the Company had not been in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for a period of 30 consecutive business days. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum closing bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum closing bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The notification had no immediate effect on the listing or trading of the common stock on the Nasdaq Capital Market.

In accordance with Nasdaq’s Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until August 20, 2018, to regain compliance with the minimum closing bid price requirement. The Company did not regain compliance with the minimum closing bid price requirement by August 20, 2018. The Company was notified by Nasdaq that it might be afforded a second 180 calendar period to regain compliance with the minimum closing bid price requirement under certain circumstances if the Company notified Nasdaq of its intent to cure the deficiency. As a result, the Company applied for an extension of the cure period, as permitted under the notification. In order to cure the deficiency the Company indicated that, to that extent necessary, it planned to seek approval for a reverse stock split in order to meet the minimum closing bid price requirement at a special meeting of the Company’s stockholders, which the Company will hold prior to the expiration of the second 180 day period and effectuate the reverse stock split immediately thereafter.

According to the Written Notice, if at any time before February 19, 2019, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum closing bid price requirement. If, however, compliance with the minimum closing bid price requirement cannot be demonstrated by February 19, 2018, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC
(Registrant)

Date: August 23, 2018	By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer